EXHIBIT 99.1
GeneLink Announces Launch of Genetically-customized Nutrition and Skin Care Products through GeneWize Life Sciences™
Orlando, Florida – August 4, 2008 – GeneLink, Inc. (OTCBB: GNLK.OB), a leading consumer genomics biotech company, announced the launch of GeneWize Life Sciences, Inc. Over 1,500 new Affiliates and their guests attended the two-day launch held in Orlando, Florida on August 1-2.
Monte Taylor, GeneLink’s CEO, noted that “We are pleased and excited to announce that during the GeneWize pre-launch, over 4,700 Independent Marketing Affiliates joined the GeneWize marketing organization. In terms of Affiliate enrollments, GeneWize has already exceeded our first-year projections.”
Through GeneWize, its wholly owned subsidiary, GeneLink has now successfully launched the first direct selling industry company to focus exclusively on marketing nutritional supplements and skin care products specifically tailored to an individual’s genetic makeup. GeneWize will market and distribute its proprietary LifeMap Nutrition™ and LifeMap Skin Care™ customized products to consumers in North America through a network of Independent Marketing Affiliates.
Utilizing GeneLink’s patented and patent pending genetic profiles, customers of GeneWize will be able complete a simple, non-invasive GeneLink Healthy Aging Assessment™. The assessment results are used to help guide the manufacture of each customer’s formula which is created from over 177,000 combinations of ingredients. Customers also receive a detailed assessment summary and complete listing of the ingredients contained in their personal formula.
GeneWize also plans to offer its LifeMap Skin Care System™ in 2009. Utilizing GeneLink’s patented genetic assessments and science, GeneWize looks forward to providing customized personal skin care products, manufactured for and tailored to an individual’s genetic needs.
“We are committed to leveraging the proven marketing potential inherent in the direct selling model to help provide truly personalized, science — based nutritional and skin care products,” added Mr. Taylor.

“The timing is excellent as the significance of genetics in enabling a personal approach to products that promote wellness has become an important initiative in consumer health care. We are proud to be a leader in the consumer genetic revolution.”
About GeneLink, Inc:
GeneLink is a 14-year old leading Biosciences Company specializing in consumer genomics. GeneLink’s patented and patent pending technologies include proprietary genetic assessments linked to personalized health, beauty and wellness applications. Its DNA assessments provide information that enables the customization of nutritional products, skincare products and health maintenance regimens designed to fulfill individual consumer needs. For more information visit www.genelinkbio.com
About GeneWize Life Sciences, Inc.:
GeneWize is the first Direct Selling industry company to focus exclusively on providing individually customized nutritional and skin care formulations based on a consumer’s personal genetic assessment. The company’s mission is to empower individuals to take personal responsibility and control of their health.
Its LifeMap Nutrition System™, Healthy Aging Assessment™ and LifeMap Skin Care System™ offer a revolutionary new scientific approach to delivering formulations that truly address individual needs. GeneWize is committed to innovating and manufacturing the highest quality, scientifically proven health, beauty and wellness products.
For more information on GeneWize, please visit: www.genewize.com
This release contains certain forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. With the exception of historical information contained herein, the matters discussed in the press release involve risk and uncertainties. Actual results could differ materially from those expressed in any forward-looking statement. GNLK disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

GeneLink/GeneWize Contact:	GeneLink Investor Relations Contact:
Monte Taylor, CEO	Ken Levine
317 Wekiva Springs Rd. Suite 200,	Tel: 407-772-7164
Longwood, FL. 32779	Email: IR@genelinkbio.com
Tel: 800-558-4363
Email: mtaylor@genelinkbio.com